As filed with the Securities and Exchange Commission on November 24, 2008

Registration No. 333-50351

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Total System Services, Inc.

(Exact name of each registrant as specified in its charter)

Georgia	58-1493818
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

One TSYS Way

Columbus, Georgia 31901

(706) 649-2310

(Address, including zip code, and telephone number,

including area code, of each registrant’s principal executive offices)

Kathleen Moates

Senior Deputy General Counsel

Total System Services, Inc.

One TSYS Way

Columbus, Georgia 31901

(706) 649-2310

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: C. William Baxley King & Spalding LLP 1180 Peachtree Street Atlanta, Georgia 30309 (404) 572-4600

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Total System Services, Inc. (the “Company”) filed a Registration Statement on Form S-3 (File No. 333-50351) (the “Registration Statement”) with the Securities and Exchange Commission on April 17, 1998, registering 2,000,000 shares of the Company’s common stock, par value $0.10 per share, (the “Shares”) to be sold from time to time pursuant to the Total System Services, Inc. Dividend Reinvestment and Direct Stock Purchase Plan, a dividend reinvestment and direct stock purchase plan.

The offering contemplated by the Registration Statement has terminated. In accordance with the undertaking contained in Part II, Item 17(a)(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 1 to terminate the effectiveness of the Registration Statement and to remove from registration all of the Shares which remain unsold under the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, state of Georgia, on the 24th day of November 2008.

TOTAL SYSTEM SERVICES, INC.

By: /s/Philip W. Tomlinson

Principal Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-50351 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Philip W. Tomlinson	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 24, 2008
Philip W. Tomlinson
*	President and Director	November 24, 2008
M. Troy Woods

*	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 24, 2008
James B. Lipham

/s/ Dorenda K. Weaver	Chief Accounting Officer (Principal Accounting Officer)	November 24, 2008
Dorenda K. Weaver

	Director	November __, 2008
Richard E. Anthony

*	Director	November 24, 2008
James H. Blanchard

2

*	Director	November 24, 2008
Richard Y. Bradley
	Director	November __, 2008
Kriss Cloninger III
	Director	November __, 2008
Walter W. Driver, Jr.

*	Director	November 24, 2008
Gardiner W. Garrard, Jr.
Director
November __, 2008
Sidney E. Harris

	Director	November __, 2008
Alfred W. Jones III

*	Director	November 24, 2008
Mason H. Lampton

*	Director	November 24, 2008
W. Walter Miller, Jr.

*	Director	November 24, 2008
H. Lynn Page

	Director	November __, 2008
John T. Turner

3

*	Director	November 24, 2008
Richard W. Ussery

*	Director	November 24, 2008
James D. Yancey

	Director	November __, 2008
Rebecca K. Yarbrough

*By:	/s/ Philip W. Tomlinson
Philip W. Tomlinson Attorney-in-fact

Date:	November 24, 2008

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